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--------------------------------------------------------------------------------





Analysis & application to Threadneedle Investments


Personal Account Dealing


General application






Peter Grimmett
Version 1.5                                                       (October 2004)
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CONTENTS

1    INTRODUCTION

     1.1  Why the Code is necessary - the General Principles

          1.1.1 Fiduciary Duties and Conflicts of Interest

          1.1.2 Insider Dealing

     1.2 General obligation to ensure high standards of personal conduct in dealings

          1.2.1 Obligation to adhere to the General Principles in the Code

          1.2.2 Responsible Trading

2    RULES & PROCEDURES

     2.1  Introduction

     2.2  Who the Code Applies To

          2.2.1 Employees of Threadneedle Investments

          2.2.2 Sanctions

          2.2.3 Trusteeships, executorships etc

          2.2.4 Employees and their Connected Persons

          2.2.5 Alternative arrangements for connected persons employed by regulated businesses

          2.2.6 Arrangements for temporary, seconded and contract employees

          2.2.7 Access Persons

     2.3  Permission to Deal - Scope

          2.3.1 Investments subject to pre-approval

          2.3.2 Investments not subject to pre-approval

     2.4  Guidance Notes

          2.4.1 Exercise of Rights Attaching to Investments

          2.4.2 Derivatives Dealing

          2.4.3 Dealing in AMEX and ZFSG shares/derivatives

          2.4.4 Frequent Buying and Selling

          2.4.5 Short Selling

          2.4.6 Discretionary Managed Portfolios

          2.4.7 Investment Clubs

          2.4.8 Purchase of Threadneedle Funds

          2.4.9 Transactions in In-House Products

          2.4.10 IPO's

          2.4.11 Gifts of Shares

                                       -2-
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2.   RULES & PROCEDURES (Cont'd)

     2.5  Approval and Dealing Procedure

          2.5.1 Nomination and Registration of a Broker

          2.5.2 Using HSBC

          2.5.3 Using your own broker

          2.5.4 Using your own internet broker

          2.5.5 Broker letters of authority

          2.5.6 Deal Approval Procedure

          2.5.7 Placing the Deal

          2.5.8 Contract Notes

          2.5.9 Approval Procedure for Threadneedle Directors, Dilution Adjustment Committee Members and Threadneedle Insiders dealing in Threadneedle Products

     2.6  Compliance Checks and Monitoring

     2.7 Data Protection and Confidentiality - handling of employees related information

Appendices

Appendix 1        List of Named Approvers

Appendix 2        Broker Notification Letter - Own Broker

Appendix 3        Broker Notification Letter - Own Broker (German version)

Appendix 4        Access Persons - Additional Reporting and Dealing Restrictions

Appendix 5        Employee Personal Transaction Preclearance Form


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1        INTRODUCTION

1.1      Why the Code is necessary - the General Principles of the Code

         The conduct of personal dealings in investments by employees of Threadneedle Investments is a matter of the utmost importance to the firm, its clients, our regulators and to employees themselves. Through our work we have access to privileged information concerning clients' portfolios, the firm's trading intentions and trading activities (including disposition of corporate actions) and from time to time privileged information concerning underlying companies or issuers whose securities we invest in for clients. It is essential that we manage this information appropriately and that we discharge our duties in a way that does not harm the interests of our clients, the firm or break any legal or regulatory requirements. This also includes an obligation to meet our duties to other participants in the capital markets. It is important that our personal actions do not give the appearance of abuse of this privileged information or of our position as a fund manager and that we are not seen to act on privileged information for personal gain.

1.1.1    Our Fiduciary duty to clients

         The firm and its employees respectively have a fiduciary duty to our clients in respect of the professional activities that we conduct in connection with the management of their assets. That duty requires that we act in accordance with clients' interests and that we protect those interests in the course of our work. This general obligation requires us to take action in respect of actual or potential conflicts of interest between the firm and its employees on the one hand and our clients on the other. The firm must also ensure that employees do not use or appear to use for personal gain any of the information (including potentially inside information) held in a confidential or professional fiduciary capacity whether that information relates to clients, their portfolios, investee companies or the firms activities for or in respect of them. This is recognised in turn by the Financial Services Authority (FSA), whose rules require that each member firm puts in place compliance arrangements for personal dealing which assist to ensure compliance with applicable laws, FSA Rules and Principles and to protect the interests of the clients of the firm.

1.1.2    Insider Dealing restrictions

         The criminal law provides rigorous sanctions in respect of any person who commits insider dealing - whether in a personal or a professional capacity. A summary of these restrictions is found in the Insider Dealing chapter of the Compliance Manual.

         The Code, when taken in conjunction with the Insider Dealing chapter, endeavours to restrict personal trading by employees and to subject that trading to carefully documented procedures which should ensure that employees can meet their personal obligations with respect to avoiding insider dealing or the appearance of insider dealing. Failure to adhere fully to these procedures may increase the risk of regulatory scrutiny and action both for the member of employees and the firm. Any violation of the Code will lead to sanctions being imposed, either through internal procedures, by the FSA or through certain legal procedures.

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1.2      General obligation to follow high standards of personal conduct in dealings

1.2.1    Obligation to adhere to general principles in the Code

         The Code sets policies and procedures that are designed to ensure, as far as practicable, that Threadneedle Investments as a firm upholds appropriately high standards with respect to employees' personal trading in investments. However, there may be circumstances that are not covered by the precise terms of the Code but which may raise the potential for conflict with our duties to clients and other participants in the capital markets or with applicable law or regulation. The onus is on all employees to consider the possible impact of any personal dealing in securities and whether their conduct might breach the duties which either the employee or the firm may have to its clients and the capital markets. This overriding principle is just as important in assessing your own actions as are the detailed procedures and restrictions which follow below.

1.2.2    Responsible trading

         Threadneedle Investments offers professional investment management to institutions and through its funds to retail investors. Integral to this business is maintaining a reputation for exercising responsible investment focussed on medium to long-term investment horizons. Whilst it is acknowledged that employees may from time to time wish to take advantage of shorter term opportunities in the markets, Threadneedle Investments nevertheless expects employees to adopt responsible investment strategies with appropriate risk.

         Consequently Threadneedle Investments expects employees to avoid the following types of investment:-

         o    Uncovered   derivatives  or  foreign  exchange   transactions  or
              positions

         o Leveraged investment in equity securities, including warrants, margin trading etc.

         o Short selling (which is prohibited for all employees) Buying and selling units or shares in Threadneedle funds are subject to similar obligations as trading securities. In particular, Threadneedle prohibits staff from intentional "day-trading" or short term or active trading in Threadneedle funds, including attempting to profit from fund price arbitrage strategies.

         Furthermore, Threadneedle also prohibits employees from taking advantage of unpublished price sensitive information relating to its funds for the purpose of personal gain. Investment staff will consequently be required to pre-clear trades in funds managed by them (essentially fund managers, their deputies and Quants). But equally other Threadneedle staff must ensure that they do not buy and sell units or shares in Threadneedle funds based upon information that is not otherwise published to other investors and which is or could be material to the future pricing of the relevant

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         fund or otherwise in a manner that is likely to disadvantage other investors in the fund (e.g. knowledge of current fund trading strategies, fair value pricing triggers etc).

         If an employee is in any doubt as to the propriety of their intended trading then they should consult with Compliance.

         Whilst there is currently no formal holding period for securities, Threadneedle Investments considers that holding investments in Threadneedle funds and/or securities for a short period may indicate speculative trading activity that is inconsistent with the firms view as to appropriate trading conduct by employees.

         Compliance staff and investment staff at Threadneedle Investments cannot offer investment advice to individual employees. If you need assistance in planning your investments then we strongly recommend that you seek advice from an appropriately regulated private client financial adviser, bank or brokerage.

         We realise that upholding the high standards set out in the Code will place some restrictions on your freedom to conduct investment transactions. The management team at Threadneedle Investments has determined that this is a cost that must be incurred to preserve the reputation of Threadneedle Investments and to protect employees from inadvertent conflicts with the interests of clients or the operation of law or regulations. Accordingly, the Code forms a part of the Compliance Manual, compliance with which is formally incorporated by reference into the terms of staff employment contracts.

         The Compliance Team can assist if you are at any time in any doubt as to your obligations with respect to personal account dealing.

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2        RULES & PROCEDURES

2.1      INTRODUCTION

         This Chapter outlines the substantive rules and procedures for employees and their connected person who wish to buy or sell investments in their personal capacity, for themselves or for others.

         In essence, the Code, in addition to introducing general principles of personal conduct in personal account trading for employees, also introduces certain restrictions on the types of trading that employees may undertake and subjects personal account trading to key procedural requirements. These procedural requirements form an essential part of the overall fabric of the Code and the protection for both employees and the firm which it provides.

         The key requirements of the Code, which are described in full below, can be grouped as follows:-

          o All personal account securities trading must be approved in writing prior to execution by or on behalf of the employee. The Code describes the applicable procedures and any exceptions to them.

          o The Code describes types of trades that will not be permitted such as trading whilst a client order is outstanding and front-running a client trade.

2.2      WHO THE CODE APPLIES TO

2.2.1    Employees of  Threadneedle Investments

         The Code applies to ALL directors and employees (including temporary employees and contractors) engaged in the activities of Threadneedle Investments and who are based in the UK. It also applies to certain other Threadneedle Investments sales staff based in other countries (who will have been notified of their obligation to comply with this Code).

         If you are employed in the UK you will be covered by this Code. The list of covered employees therefore includes investment employees, property, administration, sales staff, marketing staff, business development and management employees, and support functions including IT, finance, compliance, HR and building services. This is a non-exhaustive list. Employees employed elsewhere in Europe but who work for or are attached to one of Threadneedle Investments UK businesses will also be covered by this Code. For non-UK based employees Compliance will inform them directly if they are covered by the Code and what special administrative arrangements, if any, will apply.

         Compliance with the Code (including with requirements as to the timeliness of reporting) is incorporated into employee's employment contracts or engagement terms. Any breach of the Code may lead to sanctions being imposed as detailed below. This may include disciplinary action, including dismissal, in accordance with

                                      -7-
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         the disciplinary process as detailed in the Staff Handbook.  Employees are advised to consult the Compliance Team or the Central Dealing Desk if unsure about any aspect of the procedures.

2.2.2    Sanctions

         Breaches of the Code are not necessarily breaches of FSA regulations or of any legal requirements so the sanctions imposed will vary according to the severity of the breach. Sanctions against any employee will include, but are not limited to any of the following. One or more of the following sanctions may be used for a breach of the Code.


         =============================== =======================================
         Control Assessment Report       All breaches will be logged on the
         (CAR)                           firm's breaches register and a CAR will
                                         be issued to the employee concerned
         ------------------------------- ---------------------------------------
         Memo                            This may be issued by the Compliance
                                         Department to the employee concerned or
                                         their manager reminding them of their
                                         personal obligations to follow the Code
         ------------------------------- ---------------------------------------
         Formal Disciplinary Procedure   As detailed in the Staff Handbook
         =============================== =======================================


2.2.3    Trusteeships, executorships etc

         Where an employee acts as a trustee, executor or similar (including any other fiduciary or similar capacity where the employee can make or influence investment decisions), any transactions effected or advised on by the employee must be pre-approved in accordance with the policies and procedures as set out in this Chapter, as if the deals concerned were the employee's own personal account deals.

2.2.4    Employees and their "Connected Persons"

         The primary requirement of the Code, contained in employees employment contracts, is that employees should not communicate to any other person, including any connected person, information of a confidential nature that they obtain during the course of their work. This restriction includes information as to clients' portfolios, the firm's trading intentions (including disposition of corporate actions) and trading activities, and privileged information concerning underlying companies or issuers whose securities we invest in for clients.

         The Code seeks to monitor and enforce this obligation by requiring employees to ensure their connected persons seek- through the employee
         - prior approval of personal account securities and, for Investment Staff, Threadneedle funds transactions unless the employees has obtained written agreement to the contrary from the Threadneedle Investments' Compliance Officer.

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         A connected  person means any person whose  investment  decisions  the relevant employee may influence. The Code therefore applies to any spouse/partner or child who is sharing the employees home, any relative of the employee or their spouse/partner who is sharing their home whether or not the employee supervises their investments and any other person whose investments the employee may influence.

         Employees are urged to obtain the co-operation of connected persons in complying with the Code to ensure the best protection for the firm and its employees.

2.2.5 Alternative Arrangements for Connected Persons working for an FSA Regulated Business

         The Code offers an alternative procedure to pre-clearance for those connected persons who are employed by an FSA regulated business, and where they are also subject to preclearance requirements comparable to those at Threadneedle Investments.

         In such a case the Code procedural requirements are met if: -

         o The connected person is employed by another FSA regulated business

         o The connected person is subject to pre-clearance requirements with their employer,

         o The connected person requests the compliance department at their firm to exchange information on personal account trading with Threadneedle Investments Compliance, should they be requested to do so,

         o The connected person makes a quarterly return to Threadneedle Investments.

         Likewise, if an employee's connected person works for another FSA regulated company we may work in conjunction with their Compliance Department should they require information about a Threadneedle Investment employee's personal account dealing (the staff member concerned will be notified first).

2.2.6    Arrangements for temporary, seconded and contract employees

         The Personal Account Dealing Code is applicable to all employees of Threadneedle Investments, including temporary, seconded and contract employees.

         On starting work with Threadneedle Investments such employees are required to sign a confidentiality clause which incorporates a requirement to contact the Compliance Department before undertaking any personal account transactions. The Compliance Department will then provide a copy of this Personal Account Dealing Code to the individual, and provide appropriate training to ensure that the employee fully understands the Code's requirements.

                                      -9-
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2.2.7    Access Persons

         As part of the AMEX Group, Threadneedle also runs a number of US accounts (including certain AMEX US Mutual Funds). As a result of this there are also US regulatory and AMEX policies to comply with. Certain staff (typically those with access to pre- and post-trade data/recommendations such as the Investment Floor, Investment Operations, IIS, some IT and Controls Group staff) are deemed to be Access Persons and therefore must follow additional reporting requirements. Compliance will notify staff deemed to be Access Persons.

         All Investment Floor staff must comply with additional dealing restrictions.

         Appendix 4 outlines these additional reporting and dealing restrictions.

2.3      Permission to deal - Scope

         As a general principle, all employees should obtain prior approval for a personal account securities trade (for their own account or for that of a connected person). The requirement to obtain prior approval applies to all of the securities and transactions listed below.

         In certain cases the employee has no control over the receipt or disposition of a security such as where they receive windfall shares as a result of a demutualisation, or SAYE and company share option type savings schemes. In such circumstances only, prior approval is not required, though any subsequent trading in securities received, must be pre-approved.

2.3.1    The following investments ARE subject to prior approval under the code:

         o    Shares in publicly quoted and private companies*

         o    Shares in investment trusts *

         o    Initial Public Offerings ("IPO's") * ^

         o Debentures, bonds, loan stock, and other debt instruments of a corporate nature (corporate bonds) whether or not listed*

         o Shares and corporate bonds held within single company, self select equity and investment trust Individual Savings Accounts
              (ISAs) and Personal Equity Plans (PEPs)*

         o All derivative dealing (futures and options, synthetics, currencies, indices) and including trading in non-indexed derivatives such as contracts in spread betting (investments written by IG Index for example) or narrow based indices (10 securities or less) that give exposure to specific investments or shares

         o Broad based, liquid indexed, derivatives (such as futures on the FTSE or S&P) or Exchange Traded Funds (such as SPDRs or LDRS index tracking funds).

         o Insurance contracts (e.g. investment bonds) where there is exposure to specific investments, shares or narrow based indices

         o    Private placements*

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         o    Private  investments,  that is,  unlisted  shares in a company or interests in a partnership including venture capital vehicles-which are subject to separate procedures set out below

         o Exercise of rights attaching to investments/securities - see the Guidance Note (2.4.1) below.

         * This extends to any related instruments, such as American or Global Depository Receipts, warrants, options or rights in such securities and securities-based futures contracts.

         ^ Investment in US IPO's is not permitted.

         The prior approval of a trade may be requested by completion of the Personal Transaction Preclearance Form (Appendix 5). This form can also be used for prior approval of applications for new issues, acceptance of rights and acceptance of take-over offers.

2.3.2 The following investments ARE NOT subject to prior approval under the code:

         o Threadneedle products (except for notified Threadneedle insiders, Investment Floor staff and Dilution Adjustment Committee members and subject to a restriction on all employees trading in the funds whilst holding unpublished information which might affect the funds future pricing- see paragraph 2.4.8 below). Threadneedle products include unregulated schemes.

         o All staff, directors and connected persons, although not requiring pre-clearance, must notify Compliance of all deals in Threadneedle products by sending copies of the contract notes or arranging for Client Services to do so.

         o Any non-Threadneedle managed unit trust, OEIC or other regulated, open ended collective investment scheme (including those held in ISAs and PEPs) whomever it is managed by ^

         o Debt securities issued by any government (sovereign), public authority, supranational or government agency (e.g. gilts)

         o    Life policies

         o    Non-investment derivatives (such as those by IG index)

         o Property - although the securities of listed property companies do fall within the Code restrictions and procedures

         o    Foreign exchange transactions

         The Firm believes that any investment by any employee in any of the above investments will not conflict with the firm's regulatory duty to customers and therefore are not be subject to prior approval.

         ^ Staff members are not permitted to invest in US based mutual funds.

         Any queries regarding other possible transactions should be discussed with the Compliance Team.

         In summary, for transactions that require pre-approval: -

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          o    Employees  must obtain a  Pre-clearance  form  (available  on the
               Intranet) and submit that form to the Dealing Desk.

          o The deal is approved (or not) by the desk and by such other nominated approvers (Executive Directors on the Investment Floor) as may be relevant for the transaction. The employee must receive notification of approval before any action is taken to deal.

          o The employees may proceed with the deal through HSBC or their own broking arrangements - see procedures below - but must have dealt within 24 hours of approval.



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
Note extra restrictions apply to all Investment Floor Staff - see Appendix 4

(flow chart)

                           Employee completes the Personal Dealing preclearance form and faxes it to the Central Dealing Desk in St Mary Axe for approval

  Employee has                                                                                                     Employee has
 indicated HSBC                                                                                     ------------  indicated using
as the broker or                                                                                    |            their own broker
not indicated a                                                                                     |                   |
     broker                                                                                         |                   |
     |                                                                              --  Yes <--------                   |
     Yes                                                                            |                                   |
        |                  ----->  HSBC   ------>       Central Dealing      <-------                                   |
        V                  |      Account              Desk and Trading                                                 |
 Central Dealing Desk      |                            Desk approver                                                   V
will check whether the  ----                          review transaction                     Please ensure that you have sent a copy
employee has a dealing                                      |                                   of the Personal Dealing-Non-HSBC
  account with HSBC                                         |                                  broker account letter (located on the
         |                                                  |                                   intranet) to your broker informing
         |                                                  |                                  them that you are an employee of
         V                                                  |                                   Threadneedle Investments and that
      NO HSBC                                               |                                 copies of the contract notes should be
      ACCOUNT                                               |                                   sent to the Compliance Department
         |                                                  |
         |                                                  |
         V                                                  |
  Central Dealing Desk                                      |
will refer the employee                                     |
  to Compliance for an                                      |
  account opening pack                                      |
                                                            |
                                                            V
                                                       Transaction                                      Central Dealing Desk will
                                                       approved by                                         inform the employee
                                                         Central      ------>  No   ---------->      immediately (no reason has to
                                                       Dealing and                                        be given as to why the
                                                      Trading Desk                                       transaction hasn't been
                                                          |   |                                                  approved)
                                                          |   |
                                   YES - HSBC      <-------   |
                                    ACCOUNT                   ------->    YES - NON HSBC
                                      |                                      ACCOUNT
                                      |                                              |
Central Dealing Desk will       <------                                              |
 automatically place the                                                             ---------->         Central Dealing Desk will
 transaction with HSBC on                                                                                 inform the employee that
 behalf of the employee                                                                                 approval has been given and
within the 24 hour approval                                                                             they can go ahead and place
        period                                                                                                the transaction
          |                                                                                                       |    |
          |                                                                                                       |    |
          |                                             Share Price dealt at                                      |    |
          ----------------------------------------->         entered on         <----------------------------------    |
                                                         preclearance form                                             |
                                                                |                                                      |
                                                                |                                                      V
                                                                |                                        Transaction must be placed
                                                                |                                        within 24 hours of approval
                                                                |                                        being given. Approval does
                                                                V                                         NOT carry over a weekend.
                                                      Central Dealing Desk will
                                                    forward the Personal Dealing
                                                        pre-clearance form to
                                                       Compliance for filing

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2.4       Guidance notes on transactions and dealing arrangements

2.4.1     Exercise of rights attaching to investments/securities

          The exercise of certain rights attached to securities requires pre-clearance under the Code as if it were a normal buy or sell transaction.

          The list of those rights, exercise of which must be cleared, is as follows: -

          o Rights issue offered to existing shareholders (unless it is a free grant of Rights)

          o Exercise of warrants (whether or not attached to shares) or deferred rights attaching to shares

          o    Sale of warrants

          o    Reinvestment of dividend schemes attaching to investment trusts.

          Those rights that, when exercised, do not require pre-clearance include: -

          o    Exercise of voting rights

          o    Payment of nil or partly paid shares

          o    Surrender of a bond that has reached maturity.

2.4.2     Dealing in Derivatives

          All persons subject to the Code are strongly discouraged from dealing in any form of derivative that could give rise to an open ended, unlimited liability. The Central Dealing Desk and Compliance will closely monitor any such deals. All derivatives tradingis subject to pre-clearance and short selling is prohibited.

2.4.3 Dealing in American Express ("AMEX") and Zurich Financial Services Group ("ZFSG") shares/derivatives

          Speculative trading in AMEX securities is not permitted and dealing in AMEX derivatives is prohibited (broad based indices containing AMEX as a constituent falls outside this exclusion).

          If you have not been informed that you are an 'insider' you may deal in ZFSG shares - subject to prior approval - via the Central Dealing Desk as detailed below. From time to time trading ZFSG shares are likely to be generally restricted due to the receipt by Threadneedle Investments employees of information concerning the group or its results.

2.4.4     Frequent Buying and Selling

          Excessive buying or selling in terms of frequency, complexity or number or trades is discouraged and may be reported to the employee's manager.

2.4.5     Short Selling

          At no time is personal account dealing allowed in sales of stock not in the possession of the employee or connected person.

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2.4.6     Discretionary Managed Portfolios

          Employees may choose to have their investment managed by a third party professional fund manager or stockbroker. Such arrangements are permitted subject to the employee fulfilling the following conditions:

          o Prior to commencing the arrangements or immediately upon the employee joining the firm that employee must provide a copy of their agreement with the manager or broker confirming the terms of the engagement.


          o To the extent that the employee wishes (or is requested) to give instructions to the manager with respect to the investment of the portfolio or the disposition of rights held by it, then those instructions must be pre-cleared as if they were a personal account trade executed directly by the employee. Copies of any such instruction must be passed to Compliance.


          o The employee must ensure that their manager provides quarterly transaction statements and an annual statement of holdings of the portfolio directly to the Compliance Department of Threadneedle Investments

          If a portfolio is managed for the employee on a non-discretionary basis - including a self-select PEP or ISA - all deals must be pre-approved within Threadneedle Investments in accordance with the normal procedures.

2.4.7     Investment Clubs

          If an employee or their connected person is to become a member of an investment club, the Compliance Department will require general information on how the club is operated. Information required may include, but not be limited to:

          o A copy of the club's rules, objectives, articles of association etc

          o A copy of any agreement or contract that the employee signs on joining

          o The details of your/your connected person's role in the club (e.g. treasurer)

          o The employee's intended investment amount (regular, lump sum or both)

          o    The number of members of the club

          o    The frequency of meetings

          Employees are reminded that because of their position as an employee of an investment firm, there is a risk that other members of such a club may seek to claim that they accepted the staff member's advice in a professional capacity and seek to hold them personally liable for any "advice" given.

          Generally it must be assumed that investment club trading must be pre-cleared through Threadneedle Investments. However, a waiver from this requirement may be given where it is established that the employee does not:

          o    Make, influence or vote on investment decisions

          o Pass on any original research to the investment club or any other information that comes into the possession of the employee during the course of their work.

          Compliance will require details of executed club transactions quarterly. Compliance will write to the investment club informing them that the member works for Threadneedle Investments and explain the restrictions on their activities and the reasons as outlined above.

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          The employee should inform  Compliance of any  significant  changes to the arrangements (for example the amount they invest, or the number of members).

2.4.8     Purchase of Threadneedle Funds

          Subject to the exceptions noted below, all Threadneedle staff and any Connected Person must place orders to buy and sell shares in Threadneedle funds directly with Threadneedle (or its appointed processing agent), rather than through third party platforms, brokers or other intermediaries.

          The exceptions to this requirement are that Threadneedle staff and Connected Persons may retain such investments with a third party platform, broker or other intermediary where:

     1. Such shares or units in Threadneedle funds are held with the third party as at 1st October 2004, or if later, on the member of staff joining Threadneedle.

          In such cases, all subsequent purchases of Threadneedle funds (whether or not for the purposes of a switch) must be placed directly through Threadneedle.

     2. The Threadneedle funds are held within a self-select PEP, ISA or self-select pension. Those staff purchasing Threadneedle funds through such an ISA or pension, do not need to place these investments directly with Threadneedle but may from time to time be required to confirm holdings and transactions in Threadneedle funds.

          Where a member of  Threadneedle  staff or a  Connected  Person buys or sells shares or units through Threadneedle (or its appointed processing agent) they must identify themselves as such at the time of trade.

          Note  that   Investment   Floor   staff  have   additional   clearance
          requirements outlined in Appendix 4.


2.4.9     Transactions in In-house Products

          Transactions in Threadneedle unregulated schemes, unit trusts and OEIC funds (including ISAs and PEPs) are not subject to prior approval (except for Dilution Adjustment Committee members and Threadneedle 'insiders', see below, 2.3.2 and 2.5.9).

          Not withstanding this general permission, Threadneedle Investments expects employees not to use any confidential information which they may hold or receive concerning the funds or the management of the funds for their own personal gain. If an employee possesses unpublished information concerning a fund, which might have an effect on its future pricing, then they should notify Compliance who will then inform them when they may next trade. This obligation extends to all employees but in particular will be monitored in respect of those that may have special access to information, such as the fund manager, analysts, pricing teams and compliance staff. Compliance undertakes periodic monitoring of trading by employees in the OEIC and unit trusts.

          Note that separately the firm provides discounts on investment by employees in its products but operates a holding period of sixty working days in order to qualify for those discounts.

          Transactions in other AMEX open-ended funds do not require prior approval except for transactions by Portfolio Managers in the fund(s) that they manage. In respect of US based

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          mutual funds  (including AMEX funds),  staff members are reminded that they cannot invest in such funds.

2.4.10    IPO's

          Dealing in US IPO's is not permitted. Pre-approval for investing in all other IPO's must be obtained. If there is any potential conflict of interest with any application by Threadneedle Investments for its clients then the deal may not be approved (for example, where different share classes are not offered, i.e. retail and institutional). Any application for approval for participation in IPO's will be assessed on a case by case basis.

2.4.11    Gifts of Shares

          Where an employee or a connected person receives or gives shares/other investments as a gift, this should be notified by memorandum to the Compliance Department.

2.5       APPROVAL AND DEALING PROCEDURES

          All the forms referred to below are available from the Compliance Intranet site Document Centre, unless stated otherwise.

2.5.1     Nomination and Registration of a Broker

          ("Broker" includes Bank, ISA/PEP Manager or any other Counterparties)

          o Employees and/or their connected persons may deal with their own choice of registered broker(s) (including an internet broker),

          and/or

          o    UK  based   employees   may  use  HSBC  with  whom   Threadneedle
               Investments has arranged special terms

2.5.2     Using HSBC

          Threadneedle Investments has negotiated special terms for UK based employees dealing with HSBC Investment Bank plc. HSBC will transact bargains in UK listed shares for a flat rate of (pound)15 per transaction. Different fees apply to trades in non-UK shares - fee rates should be checked if employees are unsure of the level of fees that may apply to their transactions.

          To open an account with HSBC for trading purposes the employee should complete an account opening pack (obtainable from Compliance in SMAXE and Personnel in Signal Point). HSBC accounts need to be opened in advance of trading and may take a number of days to set up before transactions can be made on the account. Employees should note that they will be unable to trade through their HSBC account until they have received notification from Compliance that the account has been opened successfully. Also HSBC will only open accounts for employees' connected persons if they reside at the same address as the employee.

2.5.3     Using your own choice of Broker

          To nominate your own broker the nomination letter at the end of this Chapter needs to be completed and sent to your broker, copying in Compliance. This action must be completed

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          before you commence  trading  with the broker.  It informs your broker that you are an employee of Threadneedle Investments and will therefore be subject to certain trading restrictions. The letter also provides details of where copies of the transaction confirmations should be sent, and gives the broker the authority to disclose certain information regarding the account, to the Compliance department of Threadneedle Investments.

          When you carry out a personal transaction you must first notify the broker of your status as an employee of Threadneedle (i.e. by completing the letter referred to above). No credit or special dealing facilities should be asked for or accepted unless specific consent has been obtained from the Compliance Department. The commission charged on all personal deals must be no less than the nominated broker's official scale.

2.5.4     Using your own internet broker

          If you decide to use an on-line broker, you should ensure the following:

          o Complete the broker letter of authority at the end of this chapter; send to the broker and copy in Compliance. The employee should request the broker to send copy broker contract notes to the Head of Compliance at Threadneedle Investments where the broker provides this service.

          o If the broker only sends out contract notes to customers (yourself) but will not send out duplicates (to Compliance) you must provide photocopies of contract notes to Compliance within 30 days of the transaction date. You must also inform the broker of your status, as mentioned above and as set out in the broker letter of authority.

          o If the broker does not send out contract notes as part of their service you must provide a copy of the electronic screen confirmation for each of your transactions to Compliance, with your signature. This should show clearly your name, the date and time of the trade, quantity of shares, purchase or sale, price, name of shares and the monetary proceeds/cost of the transaction.

          o You must allow a member of the Compliance Department to review your broker account on screen within 24 hours of receiving such a request.

2.5.5     Broker Letters of Authority

          Please note that separate letters of authority should be completed for each new broker account set up for you, or any connected persons.

          Copies of broker contract notes for your transactions should where possible be sent by the broker to Threadneedle Investments Compliance Department where a register of employees and their brokers will be kept.

2.5.6     Deal Approval Procedure

          o The Personal Transaction Preclearance Form must be completed with details of the proposed transaction and must be approved in writing prior to dealing. Verbal approval of personal transactions is prohibited.

          o The Form should be passed or faxed on 020 7464 5286 (from mainland Europe, 00 44 20 7464 5286) to the Central Dealing Desk for approval. For details of all named approvers see Appendix 1.

          o The relevant approver(s) will check the details of the proposed transaction and, if approved, will date, time and sign the sheet indicating their approval of the trade. The Central Dealing Desk will then communicate the approval to the employee.

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          o    Please note the additional  dealing  restrictions  and procedures for all Investment Floor staff outlined in Appendix 4.

          o If authority to deal is refused no reasons need to be given. No dealings however will be permitted where there is a potential conflict of interest or where a security is on the Global Restricted List.

          o If approval to deal is not given, then the employee must not induce any other person to enter into the transaction on their behalf. Also the employee must not communicate any information or opinion to any other person if the employee is aware that as a result of this information, the other individual will enter into the prohibited transaction.

2.5.7     Placing the Deal

          If approval has been granted the deal may then be placed. It is your responsibility to place the deal either through the Central Dealing Desk (all HSBC deals) or directly with the broker (other than HSBC). Please note that unless you instruct the Central Dealing Desk otherwise, once they have approved your deal they will place it with HSBC (if HSBC are your preferred broker) without further notification to you.

          Approval by the Dealing Authority is for a period of 24 hours exactly from the time of approval. (Note that approval given on a Friday afternoon will expire at the end of Friday and does not last over a weekend.) If the deal is not executed within the 24-hour period the authority is cancelled and approval must be sought again by completing a new Pre-clearance Form. For Overseas markets such as the US or Japan, the approval period lasts for the next full business day in that market. If the deal is not placed within the timescale then authority must again be sought by submitting a Personal Transaction Preclearance form.

2.5.8     Contract Notes

          Compliance retains the Personal Transaction Preclearance Form and when the matching copy broker contract note is received, certain checks are carried out.

2.5.9 Approval Procedure for Threadneedle Dilution Adjustment Committee members and Threadneedle 'Insiders' dealing in Threadneedle Products

          All deals in in-house Threadneedle unregulated schemes, unit trusts and OEIC funds by dilution adjustment committee members and other Threadneedle employees notified by the Managing Director as deemed "insiders", must be approved by Compliance.

2.6       COMPLIANCE CHECKS AND MONITORING

          The Compliance Department is responsible for monitoring the effective operation of the Code, addressing questions and determining the application of the policy and dealing with the investigation of breaches of the Code.

          In addition the Compliance Team undertakes basic reviews to monitor for potential front running and insider dealing. The Compliance Team may from time to time ask for additional information from employees to assist these reviews.

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2.7        DATA PROTECTION AND CONFIDENTIALITY - HANDLING EMPLOYEE DATA

           Threadneedle Investments is mindful of its obligation to ensure that private information relating to employees - or a connected person - is appropriately safeguarded. This information should only made available to others within the organisation where strictly necessary and in a manner that is consistent with the basis on which employees provide the information.

           Accordingly, information provided by employees relating to their personal holdings or transactions is subject to the following arrangements: -

i) Employees involved in pre-clearance - in particular, the Dealing Desk, Desk Heads and Compliance staff are made aware of their obligation to treat employee related trading information as confidential and not to disclose that information to others other than for purposes strictly necessary to administer the Code or investigate a possible breach of the Code, the employee's employment contract or laws or regulations.

ii) All personal account holdings and dealing records will be held securely within the Compliance Department and available only to those within the Department who are involved in administering the Code or investigating a possible breach of the Code, the employee's employment contract or laws or regulations.

iii) No access to personal account dealing information will be provided to any other person unless for the purposes of administering the Code or investigating a possible breach of the Code, the employee's employment contract or laws or regulations.

iv) Where requested to do so, the firm may disclose information held with respect to employees to external regulators, in the UK or elsewhere, for the purposes of assisting the regulatory authority with an investigation or otherwise to meet an obligation of disclosure that the firm has to the regulator under law or regulation.

v) In accordance with the Data Protection Act, employees or their connected person in respect of their own records, may obtain access to the information held by requesting Human Resources to provide copies - free of charge.

vi) Employees will be requested to consent to the holding (typically by signing their employment contract) and use of their data for these purposes and we will ask that employees obtain a similar consent from any connected person.

vii) In exceptional cases Compliance may agree further steps to secure confidentiality of employees information.



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    Appendix 1

                    THREADNEEDLE INVESTMENTS PERSONAL DEALING
              LIST OF ALL NAMED APPROVERS IN THE UK (October 2004)



------------------------------------------------------ -----------------------
CENTRAL DEALING DESK
------------------------------------------------------ -----------------------
                                                       Danny Burton
------------------------------------------------------ -----------------------
                                                       Ben Malone
------------------------------------------------------ -----------------------
                                                       Nick Hawkes
------------------------------------------------------ -----------------------


------------------------------------------------------------------------------
DESK HEADS, SENIOR FUND MANAGERS AND COMPANY DIRECTORS
------------------------------------------------------------------------------
Chief Investment Officer                               Sarah Arkle (TAML)
------------------------------------------------------ -----------------------
UK Equities                                            Michael Taylor (TPEN)
------------------------------------------------------ -----------------------
                                                       Graham Kitchen
------------------------------------------------------ -----------------------
                                                       Paul Cramp
------------------------------------------------------ -----------------------
                                                       Paul Findley
------------------------------------------------------ -----------------------
                                                       Forsyth McGarrity
------------------------------------------------------ -----------------------
                                                       Scott Meech
------------------------------------------------------ -----------------------
                                                       Peter Wilton
------------------------------------------------------ -----------------------

Europe                                                 William Davies
------------------------------------------------------ -----------------------
                                                       Paul Doyle
------------------------------------------------------ -----------------------
                                                       Darrell O'Dea
------------------------------------------------------ -----------------------

Japan                                                  Ed Gaunt
------------------------------------------------------ -----------------------

Far East                                               Vanessa Donegan
------------------------------------------------------ -----------------------
                                                       Yuktai Chan
------------------------------------------------------ -----------------------

North America                                          Cormac Weldon
------------------------------------------------------ -----------------------
                                                       Mike Corcell
------------------------------------------------------ -----------------------

Emerging Markets                                       Julian Thompson
------------------------------------------------------ -----------------------

Global                                                 Dominic Rossi
------------------------------------------------------ -----------------------

Quants                                                 Malcolm Kemp (TPEN)
------------------------------------------------------ -----------------------

Global                                                 Dominic Rossi
------------------------------------------------------ -----------------------

Fixed Interest                                         Robert Stirling (TAML)
------------------------------------------------------ -----------------------
                                                       Sandra Holdsworth
------------------------------------------------------ -----------------------
                                                       Paul Murray-John
------------------------------------------------------ -----------------------
                                                       Laurence Mutkin
------------------------------------------------------ -----------------------
                                                       David Oliphant
------------------------------------------------------ -----------------------
                                                       Barrie Whitman
------------------------------------------------------ -----------------------


  () Brackets indicate Company Directorship

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                                                                      Appendix 2

INSERT DATE

INSERT broker name

Broker address

Dear Sirs,

PERSONAL DEALING ACCOUNT - EMPLOYEE NOTIFICATION

In order for myself or a connected person of mine, to effect personal investment transactions with your firm I have to notify you that I am employed by Threadneedle Investments and I am/my connected person is required to deal with you on your standard terms with their consent.

Please send copy contract notes for my dealings, or those of any connected person listed below, to the Head of Compliance, William Lowndes, at 60 St Mary Axe, London, EC3 8JQ, and disclose any other information that Threadneedle Investments may require in respect of these dealings.

Details (Please complete a separate letter for each account)



                                            ------------------------------------
Employee Name:
                                            ------------------------------------
Signature:
                                            ------------------------------------
This is my account                          YES/NO
                                            ------------------------------------
A connected person account                  YES/NO
                                            ------------------------------------
Connected Person Full Name:
                                            ------------------------------------
Connected Person Signature:
                                            ------------------------------------
Enter Account Holder's Details Below

                                            ------------------------------------
Account number if account already set up:
                                            ------------------------------------
Home Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
Bank/Branch:
                                            ------------------------------------
Sort Code:
                                            ------------------------------------
Name as it appears on your Bank Account:
                                            ------------------------------------


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                                                                      Appendix 3

Language in Appendix 3 is the German version of the Appendix 2 language.

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Appendix 4

ACCESS PERSONS and managing AMEX assets

As part of the AMEX Group, Threadneedle manages AMEX assets (such as the AMEX US Mutual Funds, segregated accounts and the Luxembourg SICAV). As a result of this Threadneedle is required to comply with a number of US regulator (SEC) rules and AMEX policies. This of course also covers Personal Account Dealing and a number of staff are affected by this (known as "Access Persons").

The following part of the Code outlines which staff in Threadneedle are affected, what the additional reporting requirements are as well as revised dealing restrictions.

1.       Who are Access Persons?


Essentially anyone that has access to pre- or post-trade (up to 10 days after) data in respect of AMEX funds managed by Threadneedle are deemed to be Access Persons. Typically this will include staff in:

Investment Floor
Investment Operations
IIS
IT and Transformation (certain staff)
Controls Group (certain staff)
Marketing (certain staff)
Additionally the Threadneedle Asset Management Limited board are affected. All staff impacted will be notified by Compliance.

2.       What are the reporting requirements?


Access Persons will be required to report information relating to any holdings they have in Covered Securities (except for direct obligations to the Government of the US, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end funds). Covered Securities are:

"Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organisation certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

Typical examples of what are meant by this are set out overleaf.

The following reporting requirements apply to all Access Persons:


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o        Completion of an Initial Personal Holdings Questionnaire

         Notified Access Persons are required to provide Compliance with details of all their holdings in certain securities/shares listed below and details of all broker accounts (including on-line brokers). Where staff have beneficial ownership or control of securities, such as accounts in the name of their spouse/partner or other financially dependent members of their household then these will need to be disclosed too (note this also includes investment clubs). Beneficial ownership is taken to mean as having influence or control, or providing advice on holdings of others.

         A form is attached to enable staff to provide this information although it will be sent by Compliance. It must be returned within 5 days of being notified (even if staff do not hold any shares, in which case a nil return should be declared on the form, or are not active in PA Dealing).

         The holdings of securities that need to be declared on the form are:

         -  shares  in  publicly  quoted  and  private   companies   (including
         privatisation shares, self select equity PEP and/or ISA etc),

         - American Depository Receipts/Shares/Units,

         - AMEX stock,

         - corporate and convertible bonds and other debt instruments,

         - closed end funds, investment trusts (of any type)


         - contracts for difference, options, futures, index securities, exchange traded funds, limited partnerships,

         - common or preferred or convertible preferred stock, and sale of rights or warrants on stock.

         Staff do not need to notify Compliance of shares or units held in collective investment schemes (e.g. unit trusts, open ended investment companies such as those run by Threadneedle, hedge funds) although they will have to list the fund management companies through which (including as beneficial owner) such funds are held.

         Staff are not required to notify Compliance of their EPP schemes, pension schemes (including FURBS), ISAs or PEPs invested in funds, endowment policies on this form.


o        Quarterly returns


         On a quarterly basis staff will be required to complete a form declaring any securities dealing outside of a broker account (e.g. where dividends are reinvested directly with the company whose securities/shares are held, private placement deals or employer sponsored stock purchase plan for spouses/partners). This will be sent by Compliance and must be returned within 10 days of the quarter end.


o        Annual Certification

         On an annual basis staff will be required to complete an Annual Certification Form in certain securities (see above list) and additionally in which they have a beneficial interest. Again this will be sent by Compliance.

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3.       What are the additional PA Dealing restrictions?

There are 2 parts to this. There are rules that apply to all Threadneedle staff members and Access Persons that are not in the Investment Floor, and secondly rules that apply to all Investment Floor staff.

o Additional PA Dealing rules applying to all Threadneedle staff and Access Persons not on the Investment Floor

     Staff cannot trade in US Public Offerings or US based mutual funds, nor trade speculatively in AMEX stock or deal in AMEX related derivatives at all (investment in indices that have AMEX as a constituent would not fall into this exclusion).

     All derivative deals (including futures and options, synthetics, currency, spread bets and indices) require pre-clearance. Staff are reminded that they are discouraged from dealing in any form of derivative that could give rise to an open-ended unlimited liability.


     Additional PA Dealing rules applying to all Investment Floor staff (including the above)

     60-day holding period. Profiting on short term trading is prohibited and therefore staff cannot buy a security or derivative and sell it again within 60 days if it realises a profit. In the context of dealing in derivatives of any type staff should therefore not PA Deal in contracts of less than 60 days to expiry/maturity. Staff are permitted to carry out one small trade per month as an exception to the 60-day requirement. A small trade is defined, for equities/bonds, as (pound)7,000 or less in a company with a market capitalisation of (pound)350 million or more. If there are other exceptional circumstances (such as financial hardship) they should be discussed with Compliance in advance.

     7-day blackout period. Essentially where any fund is dealing in that security, no PA Dealing in that security 7 days before, or 7 days after is permitted. If staff become aware that a fund has dealt within 7 days after your PA Deal then they must notify Compliance immediately.

     Trading in Threadneedle Funds. Threadneedle prohibits staff from trading in Threadneedle funds based wholly or partly on their knowledge of trading intentions for the underlying funds.

     Investment floor staff must seek prior clearance from their executive director or line manager prior to buying or selling units or shares in Threadneedle funds which they manage, either in whole or in part (essentially fund managers, their deputies and Quants). This requirement applies whether those funds are held directly through Threadneedle or with a third party platform, broker or intermediary or pension provider. Pre-clearance must be obtained using the form provided on the Compliance intranet site. This form and a copy contract note must also be sent to compliance.

     What does this mean for Investment Floor staff?

     Any fund manager carrying out a PA Deal in securities that they then trade on their own funds within this period will be in breach unless there is a reasonable case for making an exception.

     By way of a further example, if someone is based on the Fixed Income Desk and wishes to trade in a security that the UK Desk intends to deal in over the next 7 days, or has traded in the last 7 days, then they will not be able to carry out that PA Deal.

     The Central Dealing Desk and an Executive Director (note this is a change to current policy and agreed with senior management) on the relevant desk will need to confirm on the form that,

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 investments

                                                               COMPLIANCE MANUAL


     to the best of their ability, no such trading has taken/is taking place. Additionally they will need to confirm that is it not planned for the security to go on the preferred list in this period. This declaration applies only in respect of Investment Floor staff PA Deals. It does not apply to other Access Persons or Threadneedle staff in general although the Central Dealing Desk or Executive Director retain the right and obligation to refuse to pre-clear without giving a reason.


4.      What are the sanctions for non-compliance?


These sanctions will primarily apply to all Investment Floor staff although other Threadneedle staff could be affected by this.

There are a number of options ranging from potentially no action (depending on the nature of the case and the outcome of Compliance enquiries that will be documented), or being asked to unwind the deal and pay over any profits made to charity. For more serious breaches staff may be prohibited from PA Dealing for a period of time, and ultimately this could lead to dismissal for continued non-compliance or serious breaches of the PA Dealing rules.

It is hoped that procedures (including the Central Dealing Desk and Executive Director declarations) will avoid any PA Deal taking place that could breach these requirements and ensure the staff member and Threadneedle are not compromised. Of course it is impossible to be completely sure this won't occur and there may well be valid reasons for a PA Deal to take place and for a fund to trade the same security. This is why each case will be treated on its merits before appropriate action is decided.

An example of a breach that might not require any further action is where a member of the Investment Floor effects a PA Deal, and then a couple of days later a new piece of information comes to light that makes it sensible for a fund to deal in that security. Additionally a PA Deal may take place and then a large unanticipated cash-flow comes into the fund that necessitates the fund to buy further shares in that security which had not been planned.


Please note that PA Deals in collective investment schemes are not subject to these rules and do not require pre-clearance. However staff are reminded that in order to qualify for staff discounts holdings in Threadneedle funds should be maintained for at least 60 days.

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                                                               COMPLIANCE MANUAL


----------------------------------------------------------------------------------------------------------------------
                                            Initial Personal Holdings Disclosure Form
----------------------------------------------------------------------------------------------------------------------



o        Please complete all columns.

o        Please be sure to sign the form.

o        Please send hard or soft copy to Michele Boulter, Compliance within 5 days of receipt

PLEASE PRINT LEGIBLY OR TYPE

------------------- ---------------------------- ------------------------------ --------------------- -------------------------
     Quantity          Security Description          Brokerage Firm Name          Account Number             Ownership
(shares/face amt.)      (Name of Security)        (If not held at a brokerage                           D-Direct I-Indirect
                                                  firm, please indicate N/A)                             C-Club A- Advised
                                                                                                          M-Managed* (see
                                                                                                         definitions below)
------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------

------------------- ---------------------------- ------------------------------ --------------------- -------------------------




-------------------------------------------------------------------------------------------------------------------------------
Name of Financial Institutions with whom you maintain securities in a brokerage account but which are not reportable above, (e.g., OEICs, unit trusts). You do not need to give details of the actual holdings you have.

                       --------------------------------         -----------------------------------

                       --------------------------------         -----------------------------------
-------------------------------------------------------------------------------------------------------------------------------


If you need more space, please use another form. Be sure to sign and date any additional forms.

By signing this document, I am certifying that the securities listed above are the only holdings I have at this time. I understand that failure to completely disclose all of my holdings to Compliance may result in sanctions.


-----------------------------                        ----------------------
Signature                                                     Date


-----------------------
Print Name

* Definitions

Direct (D): you are the owner of the account (joint or single ownership)

Indirect (I): accounts in which you have a beneficial interest and that are registered in another person's name. This includes members of your household (e.g. spouse, partner, minors)

Club (C): you are a member of an investment club

Advised (A): you serve in an advisory capacity by making investment decisions or recommendations

Managed (M): you have no discretion over the investments in the account.

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                                                               COMPLIANCE MANUAL


STAFF PERSONAL TRANSACTION PRECLEARANCE FORM

*  Shaded sections to be completed by the staff member dealing                  Threadneedle Version: September 2004

-----------------------------------------------------------------------------------------------------------------------------------
  Name of Staff Member:
                                                                    -------------------------------------------------------------
  Department and Location: (e.g. Personnel, SMAX, Frankfurt):                                  /
                                                                    -------------------------------------------------------------
  Telephone/Extension number:
                                                                    -------------------------------------------------------------
  Name of Connected Person (if applicable):
                                                                    -------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

  1)   PROPOSED DEAL                                                   Please delete where not applicable:

       a) Stock / Investment name:

                                                                    -------------------------------------------------------------
         -  Is the above a collective investment scheme?               YES/NO    Unit Trust/Investment Trust/OEIC
                                                                    -------------------------------------------------------------
         -  Is the CIS a Threadneedle product? (Note you must deal     YES/NO     Which Fund?
         directly with Threandleedle)
                                                                    -------------------------------------------------------------
         -  Is the above an ISA/PEP transaction?                       YES/NO           ISA/PEP
                                                                    -------------------------------------------------------------
       b) Country OR stock exchange listing (e.g. UK or LSE)
                                                                    -------------------------------------------------------------
       c) Buy OR Sell:                                                                   BUY/SELL
                                                                    -------------------------------------------------------------
       d) Amount ((pound)$ etc) OR Nominal (no. of shares ):        (pound)                          /
                                                                    -------------------------------------------------------------
       e) Selected Broker (HSBC or other) AND account no.           a/c number:
                                                                    -------------------------------------------------------------
       f) How is the transaction to be placed?                      TELEPHONE / POST / ONLINE
                                                                    -------------------------------------------------------------

                                                                                            -------------------------------------
To the best of your knowledge is the stock held in any of the Threadneedle funds?             Held   Not Held       Don't know
                                                                                            -------------------------------------
       I confirm the following:

          o I have no unpublished price sensitive information relevant to this transaction.

          o To the best of my belief, Threadneedle Investments has no immediate intention of transacting in the stock (in the next 7 days).

          o I have not recommended transacting in the stock for clients nor it is my intention to do so.

       Signature of staff member:
                                                                                        Access Person?           YES / NO
                                           --------------------------------------------

                                           Date                            Time notified to Central Dealing:
                                                          ----------------                                        ------------

After completing the above, this form should be passed to the Central Dealing
Desk. Fax no: (44) (0)20 7464 5286

Approval is given for a period of exactly 24 hours from the time of approval below. (Note that approval given on a Friday will expire at the end of the day and fresh approval must be sought after the weekend.)

------------------------------------------------------------------------------------------- ---------------------------------------
2) AUTHORISATIONS

1. Central Dealing Desk:                                          2. Executive Director of Fund Management Desk:
For Investment Floor staff deals only, to the best of my          For Investment Floor staff deals only, to the best of my
knowledge the funds will not be dealing in this security in the   knowledge the funds will not be dealing in this security in the
next 7 days nor traded in the last 7 days. We are not aware it    next 7 days nor traded in the last 7 days. We are not aware it
will go on the preferred list in this period.                     will go on the preferred list in this period.

 Print Name:
                                                                    Print Name:
                    ------------------------------------------                      -------------------------------------------


 Signature:
                                                                    Signature:
                    ----------------------------------------                        -----------------------------------------

 Date:                                 Time:                        Date:                           Time:
                    ------------------           -------------                      ---------------             ---------------


      --------------------------------------------------------
      DILUTION ADJUSTMENT                                           Compliance (Name):
                                                                                               ---------
                                                                                                    ----------- ---------------
      COMMITTEE MEMBERS DEALING IN                                  Signature:
                                                                                    --------------- -----------
                                                                                                                ---------------
      THREADNEEDLE UNIT TRUSTS / OEIC:                              Date:                           Time:
      --------------------------------------------------------                      ---------------             ---------------




------------------------------------------------------------------------------------------ ---------------------------------------
3) INSTRUCTION TO BROKER
                                                                    Price Dealt:
                                                                                 ------------------

----------------------------------------------------------------------------------------------------------------------------------


                                      -29-